[CONTRACT NUMBER]



                THIS AUTHORIZATION CARD IS SOLICITED ON BEHALF OF
                  THE BOARD OF TOUCHSTONE VARIABLE SERIES TRUST
                    FOR THE EMERGING GROWTH FUND (THE "FUND")

                           [NAME OF SEPARATE ACCOUNT]


THIS AUTHORIZATION CARD, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED CONTRACT OWNER UNDER A VARIABLE LIFE OR VARIABLE ANNUITY CONTRACT FUNDED BY THE ABOVE-REFERENCED SEPARATE ACCOUNT. IF YOU DO NOT RETURN THIS AUTHORIZATION CARD, THE ABOVE-REFERENCED SEPARATE ACCOUNT WILL VOTE THE FUND SHARES ATTRIBUTABLE TO YOUR INTEREST IN THE SEPARATE ACCOUNT, FOR, AGAINST, OR ABSTAINING, IN THE SAME PROPORTIONS AS THE SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER CONTRACT OWNERS INVESTING THROUGH THE SEPARATE ACCOUNT. IF YOU RETURN THE AUTHORIZATION CARD BUT DO NOT MARK YOUR VOTING INSTRUCTION ON THE REVERSE SIDE, THE ABOVE-REFERENCED SEPARATE ACCOUNT WILL VOTE THE FUND SHARES ATTRIBUTABLE TO YOUR INTEREST IN THE SEPARATE ACCOUNT IN THE SAME PROPORTIONS AS THE SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER CONTRACT OWNERS INVESTING THROUGH THE SEPARATE ACCOUNT.

                                                Dated:  __________________, 2001



                                                 Please sign exactly as name
                                                 appears on this card. When the
                                                 account is in the name of more
                                                 than one Contract Owner, all
                                                 should sign. When signing as
                                                 administrator, trustee, plan
                                                 sponsor or guardian, please
                                                 give title. If a corporation
                                                 or partnership, sign in
                                                 entity's name and by authorized
                                                 persons.



                                                         [signature box]
                                                         Signature(s)


PLEASE SIGN AND DATE THIS AUTHORIZATION CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [BACK OF AUTHORIZATION CARD]

Please refer to the Proxy Statement for a discussion of Proposal I. This authorization card is solicited in connection with the special meeting of the shareholders of the Touchstone Variable Series Trust Emerging Growth Fund (the "Fund") to be held at [TIME], Eastern Time, on September 19, 2001, and at any adjournment thereof (the "Special Meeting"). THIS AUTHORIZATION CARD, WHEN PROPERLY EXECUTED, DIRECTS THE SEPARATE ACCOUNT TO VOTE THE FUND SHARES ATTRIBUTABLE TO THE INTEREST OF THE CONTRACT OWNER(S) SIGNING ON THE FRONT SIDE OF THIS CARD IN THE SEPARATE ACCOUNT AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DIRECTED BELOW WITH RESPECT TO THE MATTERS DESCRIBED IN THE NOTICE AND ACCOMPANYING PROXY STATEMENT FOR SAID MEETING AND REVOKES ALL PRIOR AUTHORIZATION CARDS.

Please instruct the Separate Account how to vote such shares by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

I. To approve a new sub-advisory agreement between Touchstone Advisors, Inc. and TCW Investment Management Company:

            [   ] FOR                  [   ] AGAINST              [   ] ABSTAIN

II. In their discretion, the Separate Accounts are authorized to vote upon such other business, including any adjournment of the meeting, as may properly come before the meeting.